Exhibit 10.2

                         TRANSFER OF OWNERSHIP AGREEMENT

       This Transfer of Ownership Agreement is made this 24th day of July, 2001 (this "AGREEMENT"), by and among ARGOSY GAMING COMPANY, a Delaware corporation ("ARGOSY"), EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation ("EMPRESS"), and the ILLINOIS GAMING BOARD, a board established within the Illinois Department of Revenue (the "BOARD").

       WHEREAS, the Board is authorized to regulate riverboat gambling in Illinois pursuant to the Illinois Riverboat Gambling Act, 230 ILCS 10/1 et seq., and the rules promulgated thereunder (collectively, the "ACT");

       WHEREAS, Alton Gaming Company, a wholly-owned subsidiary of Argosy, is the holder of an Owner's License (as defined below) for a riverboat gambling operation in Alton, Illinois (the "ALTON CASINO");

       WHEREAS, Empress, a wholly-owned subsidiary of Horseshoe Gaming Holding Corp. ("HORSESHOE"), is the holder of an Owner's License for a riverboat gambling operation in Joliet, Illinois (the "EMPRESS CASINO");

       WHEREAS, on April 12, 2001, Argosy and Horseshoe entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), a copy of which has been delivered to the Board, pursuant to which Argosy, through a wholly-owned subsidiary, agreed to merge with Empress so that Empress shall become a wholly-owned subsidiary of Argosy (the "MERGER"), subject to the terms and conditions set forth in the Merger Agreement, including approval of the Merger by all appropriate regulatory authorities;

       WHEREAS, following the Merger, Argosy, through its subsidiaries, will own the Alton Casino and the Empress Casino;

       WHEREAS, Argosy has sought approval from the Board for the Merger;

       WHEREAS, Illinois Public Act 91-40, adopted in 1999, amended certain portions of the Act (the "AMENDMENTS") by, among other amendments, deleting
Section 7(a)(7) (the "SECTION 7(A)(7) DELETION"), which previously provided that, "[a] person, firm or corporation is ineligible to receive an owner's license if... the person, firm or corporation owns more than a 10% ownership interest in any entity holding an owner's license issued under [the] Act";

       WHEREAS, on October 8, 1999, a lawsuit (Case No. 99 MR 793) was filed in the Circuit Court of the Nineteenth Judicial Circuit, Lake County, Illinois (the "LAWSUIT"), challenging the constitutionality of certain provisions of Public Act 91-40;

       WHEREAS, if the Lawsuit is successful, all or certain portions of the Amendments could be ruled invalid;

       WHEREAS, the Board has expressed concern over approving the Merger in light of the Lawsuit and the possibility that the Section 7(a)(7) Deletion may be reinstated due to all or part of Public Act 91-40 being found invalid;

       WHEREAS, Argosy, Empress and the Board desire to minimize disruption and diminution in value of the Empress Casino if the Section 7(a)(7) Deletion is reinstated;

       WHEREAS, the Board desires that Argosy and Empress prepare for the contingency that the Section 7(a)(7) Deletion may be reinstated and Argosy has agreed to voluntarily transfer into trust the Trust Property (as defined below), relating to the Empress Casino in the event that the Section 7(a)(7) Deletion is reinstated;

       WHEREAS, Argosy's transfer of the Trust Property into trust and the administration of the Trust Property shall be governed by the terms and provisions of the Trust Agreement (as defined below) entered into on the date hereof by Argosy and the Trustee (as defined below), with the approval of the Board; and

       WHEREAS, the Empress Casino shall be operated during the period the Trust Property is held in trust in accordance with the terms and provisions of this Agreement and the Management Agreement (as defined below) to be entered into between Argosy and Empress in accordance with the terms of this Agreement;

       NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING PREMISES, THE MUTUAL AGREEMENTS AND COVENANTS HEREINAFTER CONTAINED AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

       1.    DEFINITIONS.

       The following terms shall have the following meanings when used in this
Agreement:

       "AGENT" shall mean Wells Fargo Bank, National Association, in its capacity as administrative agent under the Credit Agreement or any successor thereto.

       "ARGOSY CERTIFICATE" shall mean a certificate in substantially the form attached to the Trust Agreement as EXHIBIT C thereto, signed by an authorized officer of Argosy, which shall be issued only with the prior approval of the Board, directing the Trustee to take a particular action.

       "ARGOSY ILLINOIS CORPORATION" shall mean Argosy Illinois Corporation, an Illinois corporation and wholly-owned subsidiary of Argosy.

       "AUDITOR" shall mean Empress's independent auditor or such other independent public accountant selected by the Board to determine the Trust Period Profits, as directed by the Board from time to time.

       "BOARD CERTIFICATE" shall mean a certificate in substantially the form attached to the Trust Agreement as EXHIBIT B thereto, signed by the Administrator of the Board directing the Trustee to take a particular action.

       "COMPACT" shall mean the tribal-state Compact entered into between the Tribe and the State of Wisconsin as the same may from time to time be amended or such other Compact as may be substituted therefor.

       "CREDIT AGREEMENT" shall mean that certain Second Amended and Restated Credit Agreement, to be dated as of July 31, 2001, among Argosy, the other borrowers named therein, the lenders named therein and the Agent, as amended, supplemented, modified, restated or replaced from time to time.

       "DIRECTORS LIST" shall mean the list attached to the Trust Agreement as EXHIBIT E.

       "EMPRESS CERTIFICATE" shall mean a certificate in substantially the form attached to the Trust Agreement as EXHIBIT D thereto, signed by either the President, Secretary or Assistant Secretary of Empress, which shall be issued to the Board and the Trustee, directing the Trustee to take a particular action.

       "LENDERS" shall mean the lenders party to the Credit Agreement from time to time.

       "LOAN DOCUMENTS" shall have the meaning ascribed thereto in the Credit Agreement.

       "MANAGEMENT AGREEMENT" shall mean the management agreement to be entered into between the Manager and Empress for the management of the operation of the Empress Casino while the Trust Property is held in trust by the Trustee under the Trust Agreement, which shall be in the form attached hereto as EXHIBIT A.

       "MANAGER" shall mean Argosy Illinois Corporation or another subsidiary of Argosy approved by the Board, as manager under the Management Agreement. The Manager may be replaced in accordance with the provisions of SECTIONS 5.4 and
5.5 of this Agreement.

       "NII-JII" shall have the meaning ascribed thereto in SECTION 8.8 hereof.

       "NII-JII NOTES" shall mean Nii-Jii's 12% notes due ten years from the date of issuance thereof in an aggregate principal amount of at least $30,000,000.

       "NII-JII SENIOR NOTES" shall mean the senior secured notes of the Menominee Kenosha Gaming Authority due eight years from the date of issuance thereof in an aggregate principal amount of at least $150,000,000.

       "OBLIGATIONS" shall have the meaning ascribed thereto in the Credit Agreement.

       "OPERATOR AGREEMENT" shall mean that certain Operator Agreement, dated as of December 14, 2000, between Nii-Jii Entertainment, LLC and Argosy of Kenosha Co.

       "OPTION" shall mean the Option to Purchase, dated as of May 6, 1998, among Nii-Jii, Dairyland Greyhound Park, Inc., Dairyland Marketing Services, Inc. and Rime Management Group, Inc., as amended by the First Amendment to Option to Purchase, dated December 5, 2000.

       "OWNER'S LICENSE" shall mean an Illinois riverboat gambling owner's license, issued in accordance with the Act.

       "REVERSE TRIGGER EVENT" shall mean the occurrence, after the occurrence of a Trigger Event, of (a) a final, non-appealable judicial ruling, (b) a legislative amendment to the Act or (c) a corporate restructuring by Argosy as provided in SECTION 4.6 of this Agreement, if, and only to the extent that, in any such case, upon the termination of the trust under the Trust Agreement and the transfer of the Trust Property back to Argosy, as determined by the Board (without prejudice and subject to judicial review of such determination, if any), such termination and transfer would not cause a violation of the Act as then applicable after giving effect to such ruling, amendment or restructuring.

       "SALE" shall mean the sale (or distribution in accordance with SECTION
4.6 of this Agreement) of some or all of the Trust Property to a party or parties other than Argosy, all subject to the approval of the Board and Argosy if, and only to the extent that, Empress's holding of the Owner's License relating to the Empress Casino following such sale (or distribution in accordance with SECTION 4.6 of this Agreement) would not cause a violation of the Act.

       "SUPPLIER'S LICENSE" shall mean an Illinois riverboat gambling supplier's license, issued in accordance with the Act.

       "TRIBE" shall have the meaning ascribed thereto in SECTION 8.8 hereof.

       "TRIGGER EVENT" shall mean the occurrence of a final, non-appealable judicial ruling after the exhaustion of all petitions for rehearing, certiorari and/or stay, resulting in all or part of Public Act 91-40 being found invalid and causing the reinstatement of the Section 7(a)(7) Deletion.

       "TRUSTEE" shall mean LaSalle Bank National Association, a national banking association, as trustee under the Trust Agreement, or any successor trustee selected and appointed in accordance with the provisions of the Trust Agreement.

       "TRUST AGREEMENT" shall mean that certain Trust Agreement, dated of even date herewith, between Argosy and the Trustee, attached hereto as EXHIBIT B.

       "TRUST PERIOD PROFITS" shall mean income before extraordinary items of Empress for the period of time the Trust Property is held in trust by the Trustee under the Trust Agreement, to be calculated by Empress in accordance with generally accepted accounting principles, subject to review by the Auditor at the direction of the Board. For purposes of calculating income before extraordinary items of Empress, Argosy shall determine, subject to the Board's approval, within thirty (30) days of a Trigger Event the percentage of Argosy's outstanding third party debt and income and other tax expenses attributable to Empress.

       "TRUST PROPERTY" shall mean all of the shares of Empress owned by Argosy.

       2.    APPROVAL OF MERGER.

             2.1. APPROVAL OF MERGER. The Board has given final approval of the Merger on the date hereof, subject to the terms and conditions of this Agreement.

             2.2. EXECUTION BY EMPRESS. Within one (1) business day following the Merger, Argosy shall cause this Agreement to be executed by Empress.

       3.    EXECUTION OF TRUST AGREEMENT AND MANAGEMENT AGREEMENT.

             3.1. EXECUTION OF TRUST AGREEMENT. On the date hereof, Argosy and the Trustee, with the approval of the Board, have executed the Trust Agreement.

             3.2. EXECUTION OF MANAGEMENT AGREEMENT. Within one (1) business day following the occurrence of a Trigger Event, Argosy and Empress shall execute the Management Agreement. The Management Agreement shall only be amended from the form attached hereto as EXHIBIT A by written agreement of Argosy and Empress with the prior approval of the Board.

             3.3. AGREEMENT TO TRANSFER TRUST PROPERTY AND ACT AS MANAGER. Within one (1) business day following the occurrence of a Trigger Event, Argosy shall or shall cause the Agent to transfer the Trust Property to the Trustee in accordance with the terms of this Agreement and the Trust Agreement; provided, that the Trust Property shall remain subject to the lien and security interest in effect prior to such transfer in favor of the Agent, for the benefit of itself and the Lenders, securing the Obligations. Immediately upon such a transfer, the Manager shall commence its duties as Manager, in accordance with and subject to the terms of this Agreement and the Management Agreement. Following such transfer, Empress shall remain fully liable for all of its obligations under the Credit Agreement and related documents to the same extent as immediately prior to such transfer.

       4.    OPERATION OF TRUST.

             4.1. QUALIFICATIONS OF TRUSTEE. The Trustee is a national banking association with trust powers pursuant to Illinois law.

             4.2. COMPENSATION OF THE TRUSTEE. Empress shall promptly pay to the Trustee when due its compensation for acting as Trustee, as set forth in the Trust Agreement. Such compensation shall be paid out of the operating profits of Empress.

             4.3. TRANSFER OF TRUST PROPERTY. Within one (1) business day following the occurrence of a Trigger Event, Argosy shall or shall cause the Agent to transfer, or cause to be transferred, the Trust Property to the Trustee and the Trustee shall accept such Trust Property and hold it in trust, subject to the terms and conditions and for the use and purposes set forth in this Agreement and the Trust Agreement and to the lien and security interest in favor of the Agent, for the benefit of itself and the Lenders, securing the Obligations. The Trustee shall enter into such documentation as shall reasonably be required by the Agent to evidence the continuing existence of such lien following such transfer.

             4.4. VOTING RIGHT. Following the transfer of the Trust Property to the Trustee, the Trustee shall have the power to exercise the voting rights which accompany the Trust Property (the "VOTING RIGHTS"), but shall exercise the Voting Rights only in accordance with one of the following methods:

                    4.4.1. If the board of directors of Empress determines that a proposed action requires approval of the shareholders of Empress (through an exercise of the Voting Rights), the board of directors of Empress shall request that the Board first approve such action. If the Board approves such action, the Board shall execute and forward to the Trustee a Board Certificate, accompanied by certified resolutions of the Board. The Trustee shall exercise the Voting Rights in accordance with the Board Certificate by approving the action. If the Board does not approve such action, it shall not send a Board Certificate to the Trustee and the Trustee shall not exercise the Voting Rights.

                    4.4.2. In the event that all of Empress's board of director positions are simultaneously vacant (whether due to the death, resignation or removal of the directors or otherwise), any of the President, Secretary or Assistant Secretary of Empress shall issue an Empress Certificate to the Trustee, with a copy to the Board, directing the Trustee to exercise the Voting Rights to elect one or more directors (which number shall be equal to the number of directors serving on the board prior to the vacancies, as specified in the Empress Certificate). The Trustee shall then exercise the Voting Rights by voting in favor of the first one or more, as applicable, individuals listed (in the order so listed) on the Directors List to become the new member(s) of the board of directors of Empress.

             4.5. NEGOTIATIONS FOR SALE. While the Trust Property is in trust under the Trust Agreement, Argosy shall use its best efforts to actively pursue a Sale at fair market value. The following provisions shall apply to the process of negotiating a Sale:

                    4.5.1. Argosy shall use its best efforts to effectuate a Sale first to a multi-property gaming company which has sufficient financial resources to finance the transaction; and, if such efforts are not successful, second, to another gaming company or to any other interested and qualified party;

                    4.5.2. Argosy may provide some or all of the financing for a Sale, where appropriate and desired, on commercially reasonable terms; provided, however, that the terms of such financing shall not allow for a pledge of the Empress Owner's License or the shares of Empress such that the Owner's License or the shares of Empress will revert back to Argosy or any affiliate thereof in the event of a default by the acquirer under any financing documents; and

                    4.5.3. Any Sale shall be subject to a Reverse Trigger Event prior to the closing, thereby terminating the Sale; provided, however, that once Argosy has entered into a binding contract for a Sale, Argosy may not terminate such Sale by effectuating a public offering or a spinoff as provided in SECTION
4.6 below.

             4.6. PUBLIC OFFERING OR SPIN-OFF. If Argosy has used its best efforts to effectuate a Sale of the sort contemplated by SECTION 4.5 above, but has not been successful, Argosy may, subject to the terms of the Credit Agreement, arrange one of the following transactions, in compliance with applicable securities laws: (a) offer some or all of the shares of Empress directly or indirectly to the public in an initial public offering; (b) distribute some or all of the shares of Empress to the shareholders of Argosy in a spin-off; or (c) some combination of the preceding options (a) and (b). Any such transaction shall comply with the definition of a Sale for the purposes of this Agreement and shall be subject to the prior approval of the Board. Following receipt of such Board approval, Argosy shall issue an Argosy Certificate directing the Trustee to transfer the Trust Property to the parties acquiring the rights to the Trust Property pursuant to such initial public offering and/or spin-off.

             4.7. CONSUMMATION OF SALE. Upon the negotiation of the terms of a Sale with a potential acquirer, Argosy shall submit the terms of the Sale to the Board for its approval of such Sale and such potential acquirer (accompanied by all relevant documents and other information reasonably requested by the Board, including, without limitation, information regarding the potential acquirer), in accordance with the Act. In the event the Board approves such Sale, Argosy shall issue an Argosy Certificate directing the Trustee, upon the closing of the Sale, to transfer the Trust Property (or the portion thereof being sold) to the acquirer in accordance with the terms of any such contract for sale and to direct the net proceeds of such Sale, after paying any amount owing to the Trustee under the Trust Agreement, and any balance of the Trust Property not sold, to be delivered to the Agent for application to, and in the case of any balance of the Trust Property as continuing collateral for, the Obligations pursuant to the terms of the Credit Agreement and the Loan Documents. The Trust Agreement and the Management Agreement shall thereafter be terminated in accordance with SECTIONS 4.9 and 5.6 of this Agreement.

             4.8. OCCURRENCE OF A REVERSE TRIGGER EVENT. Upon the occurrence of a Reverse Trigger Event, Argosy shall issue an Argosy Certificate directing the Trustee to, not later than the following business day, transfer the Trust Property to the Agent or, with the written consent of the Agent, to Argosy or an assignee of Argosy to which Argosy's rights under this Agreement are assigned (in accordance with SECTION 9.2 of this Agreement). The Trust Agreement and the Management Agreement shall thereafter be terminated in accordance with SECTIONS
4.9 and 5.6 of this Agreement.

             4.9. TERMINATION OF TRUST AGREEMENT. The Trust Agreement shall automatically terminate on the first to occur of the following: (a) the transfer of the Trust Property to the Agent or to Argosy or a permitted assignee of Argosy, as the case may be, following the occurrence of a Reverse Trigger Event in accordance with SECTION 4.8 above; (b) a Sale approved by the Board (including a Sale described in SECTION 4.6 hereof); and (c) a relinquishment by Empress and reversion to the Board of the Owner's License relating to the Empress Casino in accordance with SECTION 6 hereof. In no event, however, shall the Trust Agreement terminate until all of the Trust Property has been transferred out of the trust under the Trust Agreement, following the occurrence of one of the events described in subsections (a) through (c) above, in accordance with the terms of this Agreement and all outstanding fees and expenses of the Trustee have been paid in full pursuant to the terms of the Trust Agreement. Such termination shall be confirmed in writing by the Trustee, Argosy and the Board.

       5.    OPERATION OF MANAGEMENT AGREEMENT.

             5.1. MANAGEMENT AGREEMENT. The Management Agreement provides that the Manager shall operate and manage the Empress Casino while the Trust Property is held in trust under the Trust Agreement. The Manager shall at all times manage the Empress Casino in a manner which does not diminish the fair market value of the Empress Casino or the opportunities for a Sale at such fair market value.

             5.2. COMPENSATION OF MANAGER. Empress shall promptly pay to Argosy Illinois Corporation, or the then current Manager, when due the Manager's fee for acting as Manager, pursuant to the terms of the Management Agreement.

             5.3. LICENSING OF MANAGER. The Board, pursuant to its regulatory authority and the resolutions of the Board approving the execution of this Agreement, waives the application of the definition of a "SUPPLIER" for the purposes of permitting the Manager to serve as Manager under the Management Agreement; provided, however, that the Manager shall at all times during the term of the Management Agreement maintain the eligibility and suitability requirements of an "Owner" set forth in Section 7 of the Act (with the exception of Section 7(a)(7) of the Act).

             5.4. REMOVAL OF MANAGER. The Management Agreement shall provide that Empress shall remove Argosy Illinois Corporation as Manager under the Management Agreement at the direction of the Board, with reasonable advance notice to Argosy Illinois Corporation in writing and a reasonable opportunity to cure, upon a determination by the Board or Empress that Argosy Illinois Corporation has acted with negligence or wilful misconduct with respect to a material duty or obligation under the Management Agreement or has been derelict in the performance of its material duties and obligations under the Management Agreement.

             5.5. REPLACEMENT MANAGER. In the event that Argosy Illinois Corporation is removed as Manager in accordance with SECTION 5.4 hereof or resigns as Manager in accordance with the provisions of the Management Agreement, any replacement manager shall be selected by Empress and approved in advance by the Board. The replacement manager shall: (a) be a person or entity experienced and skilled in riverboat gaming management; and (b) execute a confidentiality agreement pursuant to which it shall covenant to keep confidential Argosy's and Argosy Illinois Corporation's proprietary information (including, without limitation, information concerning Argosy's and Argosy Illinois Corporation's strategies, business plans, documents, information technology, techniques, programs, business practices and other Argosy's and Argosy Illinois Corporation's information relating to the Empress Casino and the gaming industry in general) and other confidential information, trade secrets and/or intellectual property rights of Argosy and Argosy Illinois Corporation.

             5.6. TERMINATION OF MANAGEMENT AGREEMENT. The Management Agreement shall terminate automatically on the earliest to occur of the following: (a) the transfer of the Trust Property to Argosy following the occurrence of a Reverse Trigger Event in accordance with SECTION 4.8 of this Agreement; (b) the removal of Argosy Illinois Corporation as Manager in accordance with SECTION 5.4 hereof; (c) a Sale (including a Sale described in SECTION 4.6 of this Agreement); (d) a relinquishment by Empress and reversion to the Board of the Owner's License relating to the Empress Casino in accordance with SECTION 6 hereof; and (e) the resignation of the Manager as provided in the Management Agreement. Such termination shall be confirmed in writing by Argosy Illinois Corporation, the Board and Empress.

       6.    RELINQUISHMENT AND REVERSION OF LICENSE; TRUST PERIOD

PROFITS.

             6.1. RELINQUISHMENT AND REVERSION OF LICENSE. If no Sale (including a Sale described in SECTION 4.6 of this Agreement) or Reverse Trigger Event (in accordance with SECTION 4.8 of this Agreement) has occurred within one
(1) year after the Trust Property has been placed in trust pursuant to the Trust Agreement, Empress shall immediately relinquish its interest in the Owner's License for the operation of the Empress Casino and the Owner's License shall immediately revert to the Board. Such one (1) year time period shall be extended an additional six (6) months, to a period of eighteen (18) months (or longer in the Board's sole discretion), if the only impediment to a Sale is one or both of the following: (a) the Board has not expressly disapproved such Sale presented to the Board and Board approval necessary to accomplish such Sale is pending; or
(b) the Board needs additional time to complete its investigation and licensing of the prospective acquirer.

             6.2. PAYMENT OF TRUST PERIOD PROFITS AND RETURN OF TRUST PROPERTY. Empress shall pay (and Argosy shall use its best efforts to cause Empress to pay) an amount equal to ninety percent (90%) of the Trust Period Profits to the Board within ten (10) days of Empress's relinquishment of the Owner's License for the operation of the Empress Casino in accordance with
SECTION 6.1 above. The Board shall immediately thereafter transfer such Trust Period Profits to the Illinois Gaming Fund established pursuant to the Act. Immediately upon receipt of such Trust Period Profits by the Board, Argosy shall issue an Argosy Certificate directing the Trustee to transfer the Trust Property back to Argosy within one (1) business day. Within sixty (60) days of Empress's relinquishment of the Owner's License for the operation of the Empress Casino in accordance with SECTION 6.1 above, Argosy shall cause the Auditor to issue a written report setting forth its calculation of the Trust Period Profits. Argosy shall pay all reasonable costs associated with such Auditor's report. If the Auditor's calculation of the Trust Period Profits differs from the amount of Trust Period Profits used by Empress as a basis for determining the amount of the ninety percent (90%) payment to the Board, then, within ten (10) days of the issuance of the Auditor's report, Empress shall pay to the Board the amount of any shortfall or the Board shall cause to be paid to Empress the amount of the overpayment, as applicable. The Trust Agreement and the Management Agreement shall thereafter be terminated in accordance with SECTIONS 4.9 and 5.6 of this Agreement.

       7.    COOPERATION BY EMPRESS.

             7.1. COOPERATION BY EMPRESS. Empress shall cooperate in all ways reasonably necessary to assist the Board, the Trustee and Argosy in accomplishing the responsibilities, duties and actions contemplated by this Agreement, the Management Agreement and the Trust Agreement.

             7.2. OPERATION OF THE EMPRESS CASINO. Empress shall at all times while the Trust Property is in trust under the Trust Agreement operate the Empress Casino at the direction of the Manager, in accordance with the terms of the Management Agreement and in a manner which does not diminish the fair market value of the Empress Casino or the opportunities for a Sale at such fair market value. While the Trust Property is in trust under the Trust Agreement, Empress shall continue to pay all taxes, debts, liabilities, fees, charges, accounts payable, salaries, wages and similar costs of operating the Empress Casino in the manner it is normally operated, at the direction of the Manager and in accordance with the terms of the Management Agreement, and will pay any and all costs and fees due or owing to the Trustee under the Trust Agreement.

       8.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

             8.1. ARGOSY AUTHORITY. As of the date of this Agreement, Argosy represents and warrants to the Board (which representations and warranties are being relied upon by the Board without any independent investigation) as follows:

                    8.1.1. Argosy is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Argosy has full corporate power and authority to enter into and perform this Agreement and the Trust Agreement and to carry on its businesses as such businesses are now being conducted. The execution and delivery by Argosy of this Agreement and the Trust Agreement and the performance by Argosy of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite corporate action. This Agreement and the Trust Agreement have been duly executed and delivered by a duly authorized officer of Argosy, and constitute valid and legally binding obligations of Argosy, enforceable against Argosy in accordance with their respective terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

                    8.1.2. Except as already obtained or secured, no consent, waiver, authorization, order or approval of, or filing or registration with, any governmental authority or other person or entity, or under or with respect to any contract, lease, agreement, purchase order, sales order or other instrument, is required for or in connection with the execution and delivery by Argosy of this Agreement or the Trust Agreement and the consummation by Argosy of the transactions contemplated hereby or thereby.

                    8.1.3. Neither the execution and delivery of this Agreement or the Trust Agreement by Argosy, nor the consummation by Argosy of the transactions contemplated hereby or thereby, will (i) violate or result in a material breach of any of the terms, conditions or provisions of Argosy's certificate of incorporation or bylaws, or any law, permit or order to which Argosy is a party or by which Argosy is bound, or (ii) violate or result in a material breach of (or event which with the giving of notice or the passage of time, or both, would become a default), require a consent under, or give to others any rights of termination, amendment or acceleration, of, or result in the creation of any claims on any of the assets or properties of Argosy pursuant to any contract, agreement, commitment or arrangement (written or oral) to which Argosy is a party or by which any of such assets or properties is bound or affected, except in each case where such violation, breach or default does not and would not have a material adverse effect on any of the businesses, operations, assets, liabilities, financial condition or prospects of Argosy or on the consummation of the transactions contemplated hereby and except for the rights in favor of the Agent and the Lenders arising under the Credit Agreement and the other Loan Documents following the occurrence of a Trigger Event.

                    8.1.4. Upon the consummation of the Merger, Argosy will indirectly be the sole owner of all the issued and outstanding equity interests of Empress, free and clear of all claims other than a lien on the stock of Empress in favor of the Agent, for the benefit of itself and the Lenders, to secure the Obligations. Upon the consummation of the Merger, there will be no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, or other agreements, commitments or claims of any character relating to any such ownership interests in Empress (including relating to the issuance of additional ownership interests in Empress, or obligating Empress to issue any ownership interests of any kind). Upon the consummation of the Merger, there will be no agreements or understandings to which Argosy or Empress is a party with respect to such ownership or other corporate governance matters, including any agreements with respect to the ownership, sale or voting of such ownership interests, except this Agreement and the Trust Agreement.

             8.2. EMPRESS AUTHORITY. As of the date of Empress's execution of this Agreement, Empress represents and warrants to the Board (which representations and warranties are being relied upon by the Board without any independent investigation) as follows:

                    8.2.1. Empress is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois. Empress has full corporate power and authority to enter into and perform this Agreement and to carry on its businesses as such businesses are now being conducted. The execution and delivery by Empress of this Agreement and the performance by Empress of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Empress, and constitutes a valid and legally binding obligation of Empress, enforceable against Empress in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies).

                    8.2.2. Except as already obtained or secured, no consent, waiver, authorization, order or approval of, or filing or registration with, any governmental authority or other person or entity, or under or with respect to any contract, lease, agreement, purchase order, sales order or other instrument, is required for or in connection with the execution and delivery by Empress of this Agreement and the consummation by Empress of the transactions contemplated hereby.

                    8.2.3. Neither the execution and delivery of this Agreement by Empress, nor the consummation by Empress of the transactions contemplated hereby, will (i) violate or result in a material breach of any of the terms, conditions or provisions of Empress's certificate of incorporation or bylaws, or any law, permit or order to which Empress is a party or by which Empress is bound, or (ii) violate or result in a material breach of (or event which with the giving of notice or the passage of time, or both, would become a default), require a consent under, or give to others any rights of termination, amendment or acceleration, of, or result in the creation of any claims on any of the assets or properties of Empress pursuant to any contract, agreement, commitment or arrangement (written or oral) to which Empress is a party or by which any of such assets or properties is bound or affected, except in each case where such violation, breach or default does not and would not have a material adverse effect on any of the businesses, operations, assets, liabilities, financial condition or prospects of Empress or on the consummation of the transactions contemplated hereby and except for the rights in favor of the Agent and the Lenders arising under the Credit Agreement and the other Loan Documents following the occurrence of a Trigger Event.

                    8.2.4. Upon the consummation of the Merger, Argosy will indirectly be the sole owner of all the issued and outstanding equity interests of Empress, free and clear of all claims other than a lien on the stock of Empress in favor of the Agent, for the benefit of itself and the Lenders, to secure the Obligations. Upon the consummation of the Merger, there will be no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, or other similar agreements, commitments or claims of any character relating to any such ownership interests in Empress (including relating to the issuance of additional ownership interests in Empress, or obligating Empress to issue any ownership interests of any kind). Upon the consummation of the Merger, there will be no agreements or understandings to which Argosy or Empress is a party with respect to such ownership or other corporate governance matters, including any agreements with respect to the ownership, sale or voting of such ownership interests, except this Agreement and the Trust Agreement.

             8.3. EMPRESS ASSETS. Upon the occurrence of a Trigger Event, Empress shall provide a list of the assets of Empress (the "ASSETS"), which shall include all of the assets constituting the Empress Casino and the Owner's License for the Empress Casino. By including an Asset on such list, Empress warrants that Empress has good and marketable title to such Asset, free and clear of any and all claims, other than the lien and security interest in favor of the Agent, for the benefit of itself and the Lenders, to secure the Obligations, Permitted Liens (as defined in the Credit Agreement) and any claims noted on such list. The Assets listed on such list shall comprise all of the assets, including contract rights, whether tangible or intangible, of Empress necessary to operate the business of the Empress Casino.

             8.4. VACANCY IN EMPRESS DIRECTORS. Empress covenants and agrees that, upon the occurrence of a Trigger Event, it will use its best efforts to ensure that the Trustee will not have to exercise Voting Rights to elect any director of Empress during the time the Trust Property is held in trust under the Trust Agreement. Empress shall take such other action as may be necessary to ensure that upon the creation of a vacancy on the board of directors of Empress (whether due to the death, resignation or removal of a director or directors or otherwise), the remaining directors may fill any such vacancy without seeking shareholder approval during the time the Trust Property is in trust under the Trust Agreement, except as otherwise provided in SECTION 4.4 of this Agreement.

             8.5. EMPRESS BUSINESS OPERATIONS. Empress covenants and agrees that, from and after the date of a Trigger Event until the date on which this Agreement terminates, it shall conduct its businesses, including, without limitation, the business of operating the Empress Casino, only in the ordinary course and consistent with past practice and carry on its business operations (including the purchase and sale of inventory, the payment of trade payables and other obligations and the collection of accounts receivable) in accordance with past practice, and use its best efforts to preserve the Empress Casino and the goodwill of its customers, suppliers and others having business relationships with Empress. Empress shall promptly notify the Board, the Trustee and Argosy in writing of any material adverse development(s) that occur following a Trigger Event and prior to the termination of this Agreement with respect to the Assets or the business of the Empress Casino.

             8.6.   NO CHANGES TO EMPRESS.


                    8.6.1. Empress covenants and agrees, from and after the date of a Trigger Event until the date on which this Agreement terminates, that it will not, without the prior written consent of the Board (if such Board approval is required pursuant to the Act), (i) materially amend its articles of incorporation or bylaws (except as may be necessary pursuant to SECTION 8.4 of this Agreement), (ii) issue any stock or other equity interests in Empress,
(iii) make any payment or distribution to its employees, officers or managers except such amounts as constitute currently effective compensation for services rendered or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses, (iv) materially increase the compensation (whether salary, bonus or otherwise) payable to any employee, (v) place any lien, encumbrance or claim of any sort whatsoever, or otherwise pledge or place a security interest on, any of the Assets (whether tangible or intangible) other than the lien and security interest in favor of the Agent, for the benefit of itself and the Lenders, to secure the Obligations, (vi) sell, dispose of or otherwise transfer any of the material Assets (whether tangible or intangible), including any accounts receivable or inventory, except in the ordinary and usual course of business consistent with past practice or except as specifically required or permitted pursuant to the terms of this Agreement, or (vii) declare or pay any dividends on the shares of Empress; provided, however, that Empress shall be permitted to distribute funds to Argosy related to principal and interest payments on Empress's outstanding debt and income and other tax expenses attributable to Empress as a stand alone entity. Upon a request by the Board, Argosy agrees to provide within a reasonable time of such request written evidence of the outstanding debt and income and other tax expenses attributable to Empress.

                    8.6.2. Empress covenants and agrees that, from and after the date of consummation of the Merger until the date on which this Agreement terminates, it will not, without the prior written consent of the Board, (i) materially amend its articles of incorporation or bylaws in any manner which is inconsistent with the terms of this Agreement, or (ii) place any lien, encumbrance or claim of any sort whatsoever, or otherwise pledge or place a security interest on, the shares of Empress owned by Argosy, other than in each case, the lien and security interest in favor of the Agent, for the benefit of itself and the Lenders, to secure the Obligations.

             8.7. EMPRESS COMPLIANCE. Argosy shall use its best efforts to cause Empress to comply with the covenants set forth in SECTIONS 8.3 through 8.6 above upon the occurrence of a Trigger Event.

             8.8. NII-JII OPERATOR AGREEMENT. Argosy represents and warrants that the Operator Agreement terminates upon the earliest to occur of any of the following events: (i) the termination of that certain Third Amended and Restated Gaming Facility Development Construction and Management Agreement, dated August 4, 2000, among Nii-Jii Entertainment, LLC ("Nii-Jii"), the Menominee Indian Tribe of Wisconsin (the "Tribe") and the Menominee Kenosha Gaming Authority,
(ii) the expiration of the Option, as it may from time to time be extended, prior to its exercise, (iii) the failure, prior to the issuance of the Nii-Jii Senior Notes, to obtain an extension to the Compact for a period ending no earlier than the maturity date of the Nii-Jii Notes, or (iv) the failure of the closing of the Nii-Jii Senior Notes to occur by September

30, 2001. Argosy covenants that it will not amend, extend or otherwise renew the Operator Agreement without the prior written approval of the Board.

       9.    MISCELLANEOUS.

             9.1. BENEFITS OF AGREEMENT. Nothing in this Agreement, expressed or implied, shall give to any person, other than Argosy, Empress, the Board and their permitted successors and assigns, any benefit or any legal or equitable right, remedy, or claim under this Agreement.

             9.2. ASSIGNABILITY. Neither Argosy nor Empress shall assign its rights under this Agreement without the prior written consent of the Board except that Argosy and/or Empress may pledge and/or collaterally assign their respective rights hereunder to the Agent, for the benefit of itself and the Lenders, pursuant to the Loan Documents to secure the Obligations under the Credit Agreement.

             9.3. AMENDMENT; WAIVER. This Agreement may not be amended, modified, or supplemented, nor may any provisions of this Agreement be waived, discharged, or revoked, without the prior written consent of Argosy, Empress and the Board.

             9.4. HEADINGS. The various headings of the Sections of this Agreement are for reference purposes only and shall in no way affect the meaning or interpretation of this Agreement.

             9.5. CONSTRUCTION. While the Board and Argosy have been represented by counsel and have negotiated and discussed this Agreement in its entirety, the principal drafter of this Agreement was counsel for Argosy and all ambiguities in this Agreement shall be construed in the manner most favorable to the Board.

             9.6. COURT APPROVAL. If the approval of any court or governmental authority is determined to be necessary to carry out the provisions of this Agreement, Argosy, Empress and/or the Board shall cooperate and take all action reasonably necessary to obtain such approval. Argosy shall reimburse the Board for reasonable out-of-pocket costs and expenses incurred by the Board in furtherance of this SECTION 9.6 so long as the nature of such costs and expenses is approved in advance by Argosy, which approval shall not be unreasonably withheld.

             9.7. PERFORMANCE. Argosy may perform any of its obligations or duties pursuant to this Agreement through one or more subsidiaries, in its discretion, subject to the prior approval of the Board.

             9.8. INVALIDITY. The invalidity of any provision of this Agreement shall not be deemed to impair or affect in any manner the validity or enforceability of the remainder of this Agreement.

             9.9. NOTICES. All notices required hereunder shall be in writing and shall be deemed properly served if delivered in person, by facsimile or if sent by registered or certified mail, with postage prepaid and return receipt requested, to the following addresses (or to such other addresses as either party may subsequently designate):

             If to Argosy:           Argosy Gaming Company
                                     219 Piasa Street
                                     Alton, Illinois 62002-6232
                                     Attention: General Counsel
                                     Telecopy: (618) 474-7474

                                     With a copy to:

                                     Wells Fargo Bank, National Association
                                     5340 Kietzke Lane, Suite 201
                                     Reno, Nevada 89511
                                     Attention: Casey Potter
                                     Telecopy: (775) 689-6029


             If to Empress:          Empress Casino Joliet Corporation
                                     219 Piasa Street
                                     Alton, Illinois 62002-6232
                                     Attention: General Manager
                                     Telecopy: (618) 474-7474

             If to the Board:        Illinois Gaming Board
                                     160 North LaSalle Street
                                     Suite 300
                                     Chicago, Illinois 60601
                                     Attention: Administrator
                                     Telecopy:  (312) 814-8798

All notices required hereunder shall be deemed received on the date of delivery, or attempted delivery, if delivered in person, or if sent by facsimile, on the date such facsimile is sent, or if mailed, on the date which is two (2) days after the date such notice is deposited in the mail.

             9.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed and delivered shall be an original and all of which together will constitute the same Agreement.

             9.11. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

             9.12. BOARD DISCRETION. At any time the Board is required to give its approval pursuant to the terms of this Agreement, such approval shall be given or withheld by the Board in its sole and absolute discretion.

             9.13. WAIVERS. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

             9.14. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of Illinois, including the Act, and nothing herein shall be construed to limit the rights of Argosy, Empress and the Board to take any action required by law.

             9.15. PRIORITY OF THE TRUST AGREEMENT AND MANAGEMENT AGREEMENT. Notwithstanding anything contained herein to the contrary, upon the execution and delivery of the Management Agreement and the Trust Agreement, the terms and provisions of such agreements will supersede any and all provisions of this Agreement relating to or describing the terms of such agreements.

             9.16. REVOCATION OF OWNER'S LICENSE. If any terms, conditions or obligations contained in this Agreement, the Management Agreement or the Trust Agreement have not been fully satisfied or performed within the time frame set forth in such agreement for such performance or satisfaction, then, at such time, the Board may revoke the Owner's License relating to the Empress Casino or take such other action(s) the Board deems necessary or appropriate in its sole discretion.

             9.17. REMEDIES CUMULATIVE. Upon the breach or non-performance of any of the representations, warranties, covenants or conditions contained in this Agreement, the non-breaching party may pursue any and all remedies available hereunder, at law, in equity or otherwise, and all such remedies are cumulative and not alternative.

             9.18. TIMING OF AUDITS. Notwithstanding anything to the contrary contained in this Agreement, the Board may direct the Auditor to perform an audit relating to the Trust Period Profits at any time while the Trust Property is in trust under the Trust Agreement, in the Board's sole discretion.

                                    * * * * *

         IN WITNESS WHEREOF, Argosy, Empress and the Board have caused this Agreement to be executed and delivered as of the date first above written.

                                           ARGOSY GAMING COMPANY


                                           By: /s/ Dale R. Black
                                               --------------------------------


                                           Its:  Senior Vice President and CFO


                                           Date:
                                                -------------------------------



                                           EMPRESS CASINO JOLIET CORPORATION

                                           By: /s/ Dale R. Black
                                               --------------------------------


                                           Its:  Treasurer


                                           Date:
                                                 ------------------------------



                                           ILLINOIS GAMING BOARD

                                           By: /s/ Sergio E. Acosta
                                               --------------------------------


                                           Its:  Administrator


                                           Date:
                                                 ------------------------------

                                    EXHIBIT A

                              MANAGEMENT AGREEMENT

                                    EXHIBIT B

                                TRUST AGREEMENT